Exhibit 99.2

         Lawson Centralizes Sales, Services with Executive Appointments; Company Aims to Improve Efficiency and Effectiveness and Increase Client Focus

    ST. PAUL, Minn.--(BUSINESS WIRE)--Sept. 30, 2004---Lawson Software, Inc. (Nasdaq:LWSN) today announced it is centralizing its sales and services operations under new executive positions reporting to CEO Jay Coughlan. The company named Joanne Byrd to the new position of executive vice president of sales and said it expects to name an executive vice president of services in the next few weeks. Centralizing sales and services is aimed at improving the company's efficiency and effectiveness in these areas and follows the company's June announcement of its new leadership structure to support its "Manifesto for Change" and increase client focus.
    In the new leadership structure, Coughlan's direct reports now include Bob Barbieri, chief financial and performance officer; Dean Hager, chief product officer; Scott Meyer, chief marketing and human resources officer; Bruce McPheeters, chief legal officer; Byrd, EVP of sales, and the EVP of services, to be named.
    Coughlan said the new reporting structure provides clear accountability and responsibility for the company's three sources of revenue - licensing fees, maintenance fees and consulting services. The new, more centralized structure also consolidates leadership for market identification and development, demand creation and the financial controls, human resources and support functions required to enhance the company's operating effectiveness and profitability.
    "We remain committed to our vertical strategy and are making these changes to strengthen our ability to participate profitably in a challenging and competitive business applications marketplace," said Coughlan. "As we said when we unveiled our manifesto for change and our 1,000-day plan in June, the first phase of this effort would include refining our business and organizational model to strengthen our ability to achieve our goals. The current environment for business applications providers favors those companies with strong client relationships, proven solutions for client challenges and solid financial performance. I'm confident the changes we are making in our organizational structure will help us continually improve in all three areas."
    As part of the changes, Eric Morgan, executive vice president - Healthcare, and Sam Adams, senior vice president - Government and Education, have announced their departures from Lawson and will be transitioning out of the company over the next several weeks. "Eric and Sam have played key roles in Lawson's growth over the years and we wish them the best in their new pursuits," said Coughlan.

    About Lawson Software

    Lawson Software provides business application software and services that put time on the side of services organizations in the healthcare, retail, government and education, banking and insurance and other markets. Lawson's software suites include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, and Africa. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company's ability to enhance operating effectiveness and profitability requires that the company obtain cost savings from expense control measures that have not yet been fully determined. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.



    CONTACT: Lawson Software, Inc., St. Paul
             Media contact:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investor and analyst contact:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com